Exhibit 10.2

SpendSmart Networks, Inc.

805 Aerovista Pkwy, Suite 205

San Luis Obispo California 93401

Ladies and Gentlemen:

As an inducement to SpendSmart Networks, Inc., a Delaware corporation (“SpendSmart”), to execute the Asset Purchase Agreement (the “Asset Purchase Agreement”) by and between SpendSmart, SpendSmart Networks, Inc., a California corporation (the “Subsidiary”), TechXpress, Inc., a California corporation (“TechXpress”) and Bryan Sarlitt, pursuant to which the Subsidiary shall acquire certain assets of TechXpress and SpendSmart shall issue you certain shares of its common stock, par value $0.01 per share (the “Common Stock”) the undersigned hereby agrees that for a period of twelve (12) months (the “Lockup Period”) from the closing date of the Asset Purchase Agreement, the undersigned will not, without the prior written consent of SpendSmart, directly or indirectly, offer for sale, sell assign, pledge, issue, distribute, grant any option or enter into any contract for sale of or otherwise dispose of (any such action being hereafter referred to as a “Transfer”) of any shares of Common Stock. The undersigned further agrees that upon the expiration of the Lockup Period, the undersigned shall not to sell more than one twelfth (1/12) of the number of shares of Common Stock of SpendSmart issued to the undersigned in any one of the twelve (12), one (1) month periods following such Lockup Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement (the “Agreement”).

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

If the undersigned fails to fully adhere to the terms and conditions of this Agreement, the undersigned shall be liable to SpendSmart for any damages suffered by it by reason of any such breach of the terms and conditions hereof.  The undersigned agrees that in the event of a breach of any of the terms and conditions of this Agreement by the undersigned, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring the undersigned to cease and desist from violating the terms and conditions of this Agreement and specifically requiring the undersigned to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that SpendSmart may suffer as a result of any breach or continuation thereof.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the law of the State of New York without regard to the choice of law provisions thereof. Any disputes shall be heard only in the federal and state courts sitting in Nassau County, State of New York. The prevailing party shall be entitled to recover its reasonable legal fees and expenses from the party not prevailing.

The undersigned agrees (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as SpendSmart may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Sincerely,

By:
Name:
Date: